EXHIBIT 99.1

Varonis Announces Second Quarter 2026 Financial Results

SaaS ARR, excluding conversions increased 25% year-over-year
Total SaaS ARR was $726.0 million, up 52% year-over-year

MIAMI, July 28, 2026 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the data and AI security leader, today announced financial results for the second quarter ended June 30, 2026.

Yaki Faitelson, Varonis CEO, said, “Our Q2 results were highlighted by SaaS ARR excluding conversions growth of 25%, SaaS ARR from new logos growing more than 20% and increasing momentum from our newer products, including Atlas, Interceptor, and Database Activity Monitoring. Organizations are prioritizing data and AI security, and we are uniquely positioned to help customers secure sensitive data, govern AI and automate risk reduction.”

Guy Melamed, Varonis CFO & COO, added, “Our performance this quarter was characterized by healthy new logo momentum driven by the need to secure AI and the data powering it. Given the strength we are seeing in the business, the underlying demand drivers and our strong start to July, we are raising our full-year outlook for SaaS ARR excluding conversions growth above the second quarter beat to 21% at the midpoint to $769 million to $775 million which is a $5 million raise over last quarter.”

Financial Summary for the Second Quarter Ended June 30, 2026

  Total revenues were $180.0 million, compared with $152.2 million in the second quarter of 2025.
  SaaS revenues were $171.7 million, compared with $105.9 million in the second quarter of 2025.
  Term license subscription revenues were $4.2 million, compared with $32.4 million in the second quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $4.1 million, compared with $13.9 million in the second quarter of 2025, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($40.6) million, compared to GAAP operating loss of ($36.6) million in the second quarter of 2025.
  Non-GAAP operating income was $3.7 million, compared to non-GAAP operating loss of ($1.9) million in the second quarter of 2025.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and six months ended June 30, 2026 and 2025. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  SaaS ARR, was $726.0 million as of the end of the second quarter, up 52% year-over-year and up 25% year-over-year, excluding conversions.
  As of June 30, 2026, the Company had $911.5 million in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the six months ended June 30, 2026, the Company generated $80.1 million of cash from operations, compared to $89.3 million generated in the prior year period.
  During the six months ended June 30, 2026, the Company generated $69.1 million of free cash flow, compared to $82.7 million generated in the prior year period.
  During the six months ended June 30, 2026, the Company generated $81.0 million of adjusted free cash flow, compared to $84.3 million generated in the prior year period.
  Announced support for Cursor, the AI-native coding tool, delivering visibility and control across the agentic development lifecycle.
  Named a Gartner Peer Insights Customers’ Choice for Data Security Posture Management (DSPM).
  Achieved GovRAMP Authorization to help public sector organizations secure critical data and AI.
  Deepened integration with Anthropic’s Claude Enterprise and Claude Platform as well as Claude Code and Claude Cowork, enabling security teams to secure and govern the entire Claude enterprise suite with the Varonis Atlas AI Security Platform.

An explanation of SaaS ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow and non-GAAP adjusted free cash flow. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the third quarter of 2026, the Company expects:

  SaaS ARR year-over-year growth of 22% to 23%, excluding conversions.
  Revenues of $185.0 million to $188.0 million, or year-over-year growth of 14% to 16%.
  Non-GAAP operating income of $2.5 million to $3.5 million.
  Non-GAAP net income per diluted share in the range of $0.02 to $0.03, based on 131.1 million diluted shares outstanding.

For full year 2026, the Company now expects:

  SaaS ARR of $819.0 million to $850.0 million, or year-over-year growth of 28% to 33%.
  SaaS ARR year-over-year growth of 20% to 21%, excluding conversions.
  Free cash flow of $105.0 million to $110.0 million.
  Revenues of $735.0 million to $739.0 million, or year-over-year growth of 18% to 19%.
  Non-GAAP operating income of $11.0 million to $13.0 million.
  Non-GAAP net income per diluted share in the range of $0.14 to $0.15, based on 131.5 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, July 28, 2026, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter 2026 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13761605. A replay of this conference call will be available through August 11, 2026 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13761605. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. Adjusted free cash flow is calculated as free cash flow excluding net cash paid for acquisition-related costs. We believe that free cash flow and adjusted free cash flow are useful indicators of liquidity that provide information to management and investors about the amount of cash provided by or used in our operations that, after adjusting for the investments in property and equipment, capitalized internal-use software and acquisition-related costs, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the convertible senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss), and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

SaaS ARR is a key performance indicator defined as the annualized value of active SaaS contracts in effect at the end of that period. Similarly, SaaS ARR excluding conversions is the annualized value of active SaaS contracts excluding the impact of conversions. The contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of such contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. SaaS ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) secures AI and the data that powers it. The Varonis platform gives organizations automated visibility and control over their critical data wherever it lives and helps ensure safe and trustworthy AI from code to runtime. Backed by 24x7x365 managed detection and response, Varonis gives thousands of organizations worldwide the confidence to adopt AI, reduce data exposure, and stop AI-powered threats.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Revenues:
SaaS	$171,727	$105,895	$332,792	$194,455
Term license subscriptions	4,162	32,374	11,058	63,862
Maintenance and services	4,134	13,894	9,299	30,269
Total revenues	180,023	152,163	353,149	288,586

Cost of revenues	44,512	31,249	86,082	60,267

Gross profit	135,511	120,914	267,067	228,319

Operating expenses:
Research and development	73,339	56,247	143,100	110,457
Sales and marketing	78,978	76,578	159,314	149,341
General and administrative	23,825	24,641	49,765	48,839
Total operating expenses	176,142	157,466	352,179	308,637

Operating loss	(40,631)	(36,552)	(85,112)	(80,318)
Financial income (expense), net	(763)	4,967	3,683	16,918

Loss before income taxes	(41,394)	(31,585)	(81,429)	(63,400)
Provision for income taxes	(5,415)	(4,239)	(2,234)	(8,207)

Net loss	$(46,809)	$(35,824)	$(83,663)	$(71,607)

Net loss per share of common stock, basic and diluted	$(0.41)	$(0.32)	$(0.73)	$(0.64)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	114,818,267	112,054,715	115,300,485	112,347,961

Stock-based compensation expense for the three and six months ended June 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$1,645	$1,475	$3,084	$2,979
Research and development	13,378	10,885	26,104	21,461
Sales and marketing	10,187	10,652	20,042	21,128
General and administrative	9,409	10,847	19,128	20,546
	$34,619	$33,859	$68,358	$66,114

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$6	$18	$264	$508
Research and development	74	111	219	348
Sales and marketing	55	62	1,071	1,979
General and administrative	39	68	523	491
	$174	$259	$2,077	$3,326

Amortization of acquired intangibles and acquisition-related expenses for the three and six months ended June 30, 2026 and 2025 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Cost of revenues	$2,697	$170	$4,372	$196
Research and development	6,662	338	11,236	1,695
Sales and marketing	180	—	316	—
General and administrative	10	24	1,086	627
	$9,549	$532	$17,010	$2,518

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	June 30, 2026	December 31, 2025
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$233,643	$202,482
Marketable securities	426,474	681,225
Short-term deposits	38,149	37,259
Accounts receivable, net	150,896	242,822
Prepaid expenses and other short-term assets	147,790	134,767
Total current assets	996,952	1,298,555
Long-term assets:
Long-term marketable securities	213,260	187,202
Operating lease right-of-use assets	61,826	57,677
Property and equipment, net	40,314	36,032
Intangible assets, net	56,006	16,687
Goodwill	215,082	135,276
Other assets	70,955	60,183
Total long-term assets	657,443	493,057
Total assets	$1,654,395	$1,791,612

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$12,328	$5,735
Accrued expenses and other short-term liabilities	173,413	225,411
Deferred revenues	420,198	427,811
Total current liabilities	605,939	658,957
Long-term liabilities:
Convertible senior notes, net	453,278	452,259
Operating lease liabilities	62,854	59,749
Deferred revenues	15,368	14,406
Other liabilities	72,463	7,585
Total long-term liabilities	603,963	533,999

Stockholders’ equity:
Share capital
Common stock	115	118
Accumulated other comprehensive income	27,159	23,132
Additional paid-in capital	1,370,361	1,444,885
Accumulated deficit	(953,142)	(869,479)
Total stockholders’ equity	444,493	598,656
Total liabilities and stockholders’ equity	$1,654,395	$1,791,612

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended June 30,
	2026	2025
	Unaudited
Cash flows from operating activities:
Net loss	$(83,663)	$(71,607)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,535	4,988
Stock-based compensation	68,358	66,114
Amortization of deferred commissions	30,570	25,141
Non-cash operating lease costs	5,401	4,952
Amortization of debt issuance costs	1,019	1,774
Amortization of premium and accretion of discount on marketable securities, net	1,511	414
Deferred income taxes, net	(9,652)	—
Remeasurement of options to repurchase common stock	2,091	—

Changes in assets and liabilities:
Accounts receivable	91,926	39,004
Prepaid expenses and other short-term assets	(4,129)	1,427
Deferred commissions	(41,294)	(35,592)
Other long-term assets	(8,786)	(1,120)
Trade payables	6,592	2,802
Accrued expenses and other short-term liabilities	13,635	15,953
Deferred revenues	(6,669)	34,070
Other long-term liabilities	1,678	1,029
Net cash provided by operating activities	80,123	89,349

Cash flows from investing activities:
Proceeds from maturities of marketable securities	240,895	126,000
Proceeds from sales of marketable securities	141,319	—
Investment in marketable securities	(157,589)	(57,654)
Proceeds from short-term and long-term deposits	96,517	99,750
Investment in short-term and long-term deposits	(96,932)	(96,388)
Acquisitions, net of cash acquired	(113,622)	(18,584)
Purchases of property and equipment	(9,352)	(5,716)
Capitalized internal-use software	(1,720)	(975)
Other investing activities	—	(1,500)
Net cash provided by investing activities	99,516	44,933

Cash flows from financing activities:
Repurchase of common stock	(135,000)	(100,000)
Payment of deferred consideration for acquisition	(3,502)	—
Proceeds from options to repurchase common stock	2,900	—
Proceeds from employee stock plans	7,970	7,163
Taxes paid related to net share settlement of equity awards	(20,846)	(27,799)
Net cash used in financing activities	(148,478)	(120,636)
Increase in cash and cash equivalents	31,161	13,646
Cash and cash equivalents at beginning of period	202,482	185,585
Cash and cash equivalents at end of period	$233,643	$199,231

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(40,631)	$(36,552)	$(85,112)	$(80,318)

Add back:
Stock-based compensation expense	34,619	33,859	68,358	66,114
Payroll tax expenses related to stock-based compensation	174	259	2,077	3,326
Amortization of acquired intangible assets and acquisition-related expenses	9,549	532	17,010	2,518
Non-GAAP operating income (loss)	$3,711	$(1,902)	$2,333	$(8,360)

Reconciliation to non-GAAP net income:

GAAP net loss	$(46,809)	$(35,824)	$(83,663)	$(71,607)

Add back:
Stock-based compensation expense	34,619	33,859	68,358	66,114
Payroll tax expenses related to stock-based compensation	174	259	2,077	3,326
Amortization of acquired intangible assets and acquisition-related expenses	9,549	532	17,010	2,518
Foreign exchange rate differences, net	7,235	4,116	8,015	1,981
Amortization of debt issuance costs	509	887	1,019	1,774
Acquisition-related taxes	—	—	—	391
Non-GAAP net income	$5,277	$3,829	$12,816	$4,497

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	114,818,267	112,054,715	115,300,485	112,347,961
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	114,818,267	112,054,715	115,300,485	112,347,961
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	130,766,127	135,158,214	131,798,764	135,929,738

GAAP net loss per share of common stock - basic and diluted	$(0.41)	$(0.32)	$(0.73)	$(0.64)
Non-GAAP net income per share of common stock - basic	$0.05	$0.03	$0.11	$0.04
Non-GAAP net income per share of common stock - diluted	$0.04	$0.03	$0.10	$0.03

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)

	Six Months Ended June 30,
	2026	2025
	Unaudited
Reconciliation to non-GAAP free and adjusted free cash flow:
Net cash provided by operating activities	$80,123	$89,349
Purchases of property and equipment	(9,352)	(5,716)
Capitalized internal-use software	(1,720)	(975)
Free cash flow	$69,051	$82,658
Cash paid for acquisition-related costs	$11,944	$1,651
Adjusted free cash flow	$80,995	$84,309